Exhibit 10.3

Reference is made to the Intercreditor Agreement described below.  Each Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Secured Party.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

SECOND LIEN SECURITY AGREEMENT

made by

each of the Grantors (as defined herein)

in favor of

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

Dated as of May 1, 2015

i

ii

Section 10.13 Additional Grantors	26
Section 10.14 Set-Off	26
Section 10.15 Releases	26
Section 10.16 Reinstatement	27
Section 10.17 Acceptance	27
Section 10.18 Intercreditor Agreement Controls	27

SCHEDULES:

1.              Notice Addresses of Grantors

2.              Description of Pledged Securities

3.              Filings and Other Actions Required to Perfect Security Interests

4.              Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayer Identification Number and Chief Executive Office

5.              Prior Names, Prior Chief Executive Office, Location of Tangible Assets

ANNEX:

I.                Form of Assumption Agreement

iii

This SECOND LIEN SECURITY AGREEMENT, dated as of May 1, 2015, is made by Halcón Resources Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Company”), and each of the other signatories hereto other than the Collateral Trustee (the Company and each of the other signatories hereto other than the Collateral Trustee, together with any other Subsidiary of the Company that becomes a party hereto from time to time after the date hereof, the “Grantors”), in favor of U.S. Bank National Association, as Collateral Trustee (the “Collateral Trustee”), for the ratable benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

A. The Company will issue its 8.625% Senior Secured Notes due 2020 in an initial aggregate principal amount of $700,000,000, pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) by and among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as the Trustee.

B. The Indenture requires the Grantors to enter into this Agreement and grant to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).

C. In connection with the Indenture, the Grantors, the Trustee and the Collateral Trustee are entering into that certain Collateral Trust Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Trust Agreement”), which sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of any Grantor at any time held by the Collateral Trustee, in trust for the benefit of the current and future holders of the Parity Lien Obligations, including the Secured Parties.

D. Certain Priority Lien Obligations and Junior Lien Obligations may be outstanding from time to time and, as such, to set forth the relative rights of the holders of the Priority Lien Obligations, the holders of the Parity Lien Obligations (including the Secured Parties), and the holders of the Junior Lien Obligations, JPMorgan Chase Bank, N.A., as the Priority Lien Agent, and the Collateral Trustee are entering into that certain Intercreditor Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”).

E. The board of directors or equivalent governing body of each Grantor, as applicable, has determined that such Grantor’s execution, delivery and performance of this Agreement may reasonably be expected to provide substantial benefit to such Grantor, directly or indirectly, and are in the best interests of such Grantor.

F. Each Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             Definitions.

(a)                                 As used in this Agreement, each term defined above shall have the meaning indicated above.  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms as well as all uncapitalized terms which are defined in the NY UCC on the date hereof are used herein as so defined:  Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(b)                                 The following terms shall have the following meanings:

“Account Debtor” means a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.

“Agreement” means this Second Lien Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning assigned such term in Section 3.01.

“Collateral Trust Agreement” has the meaning set forth in the recitals.

“Indenture” has the meaning set forth in the recitals.

“Intercreditor Agreement” has the meaning set forth in the recitals.

“Issuers” means, collectively, each issuer of a Pledged Security.

“NY UCC” means the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of New York.

“Pledged Securities” means: (i) the Equity Interests described or referred to in Schedule 2; and (ii) (a) the certificates or instruments, if any, representing such Equity Interests, (b) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (c) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (d) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (e) all books and records relating to any of the property referred to in this definition.

“Secured Obligation” means any and all Notes Obligations now or hereafter existing under this Agreement, the Indenture or any other Note Document, whether for principal, interest, costs, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing under this Agreement and each other Note Document

“Secured Parties” means, collectively, the Trustee, the Collateral Trustee, the Holders, any other holder of any Secured Obligation and any other Parity Lien Secured Party (as defined in the Collateral Trust Agreement).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary Grantor” means, collectively, each Grantor other than the Company.

Section 1.02                             Other Definitional Provisions; References.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The gender of all words shall include the masculine, feminine, and neuter, as appropriate.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II
[RESERVED]

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01                             Grant of Security Interest.  Each Grantor hereby pledges, assigns and transfers to the Collateral Trustee, and grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(1)                                 all Accounts;

(2)                                 all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(3)                                 all Commercial Tort Claims;

(4)                                 all Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts;

(5)                                 all Documents;

(6)                                 all General Intangibles (including, without limitation, rights in and under any agreements in respect of Hedging Obligations);

(7)                                 all Goods (including, without limitation, all Inventory and all Equipment, but excluding all Fixtures);

(8)                                 all Instruments;

(9)                                 all Investment Property;

(10)                          all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(11)                          all Pledged Securities;

(12)                          all Supporting Obligations;

(13)                          all books and records pertaining to the Collateral;

(14)                          to the extent not otherwise included, any other property insofar as it consists of personal property of any kind or character defined in and subject to the NY UCC; and

(15)                          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, income, royalties and other payments now or hereafter due and payable with respect to, and guarantees and supporting obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments of insurance (whether or not the Collateral Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, all other claims, including all cash, guarantees and other Supporting Obligations given with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement (including this Section 3.01) or in any other Note Document, the term “Collateral” shall not include any Excluded Collateral.

Section 3.02                             Transfer of Pledged Securities.  Subject to the terms of the Intercreditor Agreement, all certificates and instruments, if any, representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Trustee or a Person designated by the Collateral Trustee and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Collateral Trustee or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Collateral Trustee.  Notwithstanding the preceding sentence, all Pledged Securities must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be requested by the Collateral Trustee, as to permit the Collateral Trustee to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the NY UCC (if the Collateral Trustee otherwise qualifies as a protected purchaser).

Section 3.03                             Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible.  Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV
ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.01                             Acknowledgments, Waivers and Consents.

(a)                                 Each Subsidiary Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for the obligations of Persons other than such Subsidiary Grantor and that such Subsidiary Grantor’s provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Subsidiary Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Note Documents, that each Subsidiary Grantor shall remain obligated hereunder (including, without limitation, with respect to the collateral security provided by such Subsidiary Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Subsidiary Grantor, and the rights, remedies, powers and privileges of the Collateral Trustee and the other Secured Parties under this Agreement and the other Note Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)                                     notwithstanding that, without any reservation of rights against any Subsidiary Grantor and without notice to or further assent by any Subsidiary Grantor, (A) any demand for payment of any of the Secured Obligations made by the Collateral Trustee or any other Secured Party may be rescinded by the Collateral Trustee or such other Secured Party and any of the Secured Obligations continued; (B) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security therefore or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Trustee or any other Secured Party; (C) the Indenture, the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Trustee (or the Holders, as the case may be) may deem advisable from time to time; (D) the Company, any Subsidiary Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Note Document, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Collateral Trustee or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)                                  without regard to, and each Subsidiary Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Indenture, any other Note Document, any of the Secured Obligations or any other collateral security therefore or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Trustee or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Grantor or any other Person against the Collateral Trustee or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Subsidiary Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Collateral Trustee or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the any Subsidiary Grantor, or any changes in the partners of any Subsidiary Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Subsidiary Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Collateral Trustee or any other Secured Party to marshal assets in favor of any Subsidiary Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Subsidiary Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Subsidiary Grantor’s liability under this Agreement or any other Note Document; (F) any law which provides that the obligation of a surety or Subsidiary Grantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or Subsidiary Grantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Subsidiary Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in Section 4.01(a)(i) (with or without notice to or knowledge of any Subsidiary Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Company for the Secured Obligations, or with respect to the collateral security provided by such Subsidiary Grantor herein, or which might be available to a surety or Subsidiary Grantor, in bankruptcy or in any other instance.

(b)                                 Each Subsidiary Grantor hereby waives to the extent permitted by law:  (i) except as expressly provided otherwise in any Note Document, all notices to such Subsidiary Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Secured Obligations, or notice of or proof of reliance by the Collateral Trustee or any other Secured Party upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Collateral Trustee or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Company need be given to any Subsidiary Grantor; and all dealings between the Company and any of the Subsidiary Grantors, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Subsidiary Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)                                  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Grantor, the Collateral Trustee or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Company, any other Subsidiary Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Trustee or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Subsidiary Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Subsidiary Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Trustee or any other Secured Party against any Subsidiary Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Collateral Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or any property subject thereto.

Section 4.02                             No Subrogation, Contribution or Reimbursement.  Notwithstanding any payment made by any Subsidiary Grantor hereunder or any set-off or application of funds of any Subsidiary Grantor by the Collateral Trustee or any other Secured Party, no Subsidiary Grantor shall be entitled to be subrogated to any of the rights of the Collateral Trustee or any other Secured Party against the Company or any other Subsidiary Grantor or any collateral security or guarantee or right of offset held by the Collateral Trustee or any other Secured Party for the payment of the Secured Obligations, nor shall any Subsidiary Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Company or any other Subsidiary Grantor in respect of payments made by such Subsidiary Grantor hereunder, and each Subsidiary Grantor hereby expressly waives, releases, and agrees not to exercise any all such rights of subrogation, reimbursement, indemnity and contribution.  Each Subsidiary Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Subsidiary Grantor may have against the Company, any other Subsidiary Grantor or against any collateral or security or guarantee or right of offset held by the Collateral Trustee or any other Secured Party shall be junior and subordinate to any rights the Collateral Trustee and the other Secured Parties may have against the Company and such Subsidiary Grantor and to all right, title and interest the Collateral Trustee and the other Secured Parties may have in any collateral or security or guarantee or right of offset.  The Collateral Trustee, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Subsidiary Grantor may have, and upon any disposition or sale, any rights of subrogation any Subsidiary Grantor may have shall terminate.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Trustee and each other Secured Party that:

Section 5.01                             Reserved.

Section 5.02                             Validity, Etc..  This Agreement and the other Security Documents to which such Grantor is a party constitute the legal, valid and binding obligations of such Grantor, enforceable against such Grantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

Section 5.03                             Authorization, Approval, Etc..  Except as have been obtained or made and are in full force and effect, no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by such Grantor, (b) for the perfection or maintenance of the security interests hereunder, or (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement.

Section 5.04                             Title; No Other Liens.  Except for the security interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Grantor is the legal and beneficial owner of, and has good and defensible title to (and has full right and authority to pledge, grant and assign), its respective items of the

Collateral free and clear of any and all Liens.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement, the Security Documents or as are filed to secure Priority Liens.

Section 5.05                             Perfected Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to one said Schedule, have been delivered to the Collateral Trustee in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Permitted Liens which have priority over the Liens on the Collateral by operation of law and (ii) the Priority Liens.

Section 5.06                             Legal Name, Organizational Status, Chief Executive Office.  On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational number, taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.07                             Prior Names, Addresses, Locations of Tangible Assets.  Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive officer of such Grantor over the last five years (if different from that which is set forth in Section 5.06 above).

Section 5.08                             Pledged Securities.  The shares (or such other interests) of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other Equity Interests of each Issuer owned by such Grantor.  All the shares (or such other interests) of the Pledged Securities have been duly and validly issued and, in the case of shares of stock of a corporation, are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens except Permitted Liens or options, warrants, puts, calls or other rights of any other Person, and restrictions or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.  The pledged LLC interests and the pledged partnership interests do not, by their terms, provide that they are securities to be governed by Article 8 of the NY UCC.

Section 5.09                             Goods.  No portion of the Collateral constituting Goods is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.

Section 5.10                             Instruments and Chattel Paper.  Such Grantor has delivered to the Collateral Trustee (or to the Priority Lien Collateral Agent pursuant to the terms of the Intercreditor Agreement) all Collateral constituting Instruments and Chattel Paper having in value in excess of $1,000,000.  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Collateral Trustee, and the grant of a security interest in such Collateral in favor of the Collateral Trustee hereunder does not violate the rights of any other Person as a secured party.

Section 5.11                             Truth of Information; Accounts.  All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Collateral Trustee or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Collateral Trustee or any other Secured Party is and will be true and correct in all material respects as of the date furnished.  The amount represented by such Grantor to the Collateral Trustee and the Lenders from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder.  The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles is 1000 Louisiana St., Suite 6700, Houston, TX 77002.

Section 5.12                             Governmental Obligors.  None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

ARTICLE VI
COVENANTS

Each Grantor covenants and agrees with the Collateral Trustee and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full:

Section 6.01                             Reserved.

Section 6.02                             Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.05 and shall defend such security interest against the claims and demands of all Persons whomsoever except for Permitted Liens.

(b)                                 Subject to the terms of the Intercreditor Agreement, at any time and from time to time, upon the request of the Collateral Trustee or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Collateral Trustee may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Collateral Trustee or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)                                  Without limiting the obligations of the Grantors under Section 6.02(b), but subject in each case to the terms of the Intercreditor Agreement:  (i) upon the request of the Collateral Trustee or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Trustee) requested by the Collateral Trustee to cause the Collateral Trustee to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the NY UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property (including the Pledged Securities), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Collateral Trustee, with securities intermediaries, Issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Collateral Trustee and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the NY UCC); (ii) with respect to Collateral other than certificated securities and goods covered by a document in the possession of a Person other than such Grantor or the Collateral Trustee, such Grantor shall obtain written acknowledgment that such Person holds possession for the Collateral Trustee’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Collateral Trustee and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Trustee or any other Secured Party) necessary or requested by the Collateral Trustee to cause the Collateral Trustee to have a perfected security interest in such Collateral under applicable law.

(d)                                 This Section 6.02 and the obligations imposed on each Grantor by this Section 6.02 shall be interpreted as broadly as possible in favor of the Collateral Trustee and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.03                             Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  For the Collateral Trustee’s and the other Secured Parties’ further security, the Collateral Trustee, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral, and such Grantor shall turn over any such books and records to the Collateral Trustee or to its representatives during normal business hours at the request of the Collateral Trustee and shall provide such clerical and other assistance as may be reasonably requested with regard thereto.

Section 6.04                             Reserved.

Section 6.05                             Further Identification of Collateral.  Such Grantor will furnish to the Collateral Trustee from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

Section 6.06                             Changes in Locations, Name, etc.  Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor maintains any Collateral or is organized.  Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its name, identity or corporate structure or (ii) any change to (A) the identity of any warehouseman, common carrier, other third-party transporter, bailee or any agent or processor in possession or control of any Collateral or (iii) such Grantor’s jurisdiction of organization or (iv) the location of any Collateral, unless such Grantor shall have first (1) notified the Collateral Trustee of such change at least ten (10) days prior to the effective date of such change, and (2) taken all action reasonably requested by the Collateral Trustee for the purpose of maintaining the perfection and priority of the Collateral Trustee’s security interests under this Agreement.  In any notice furnished pursuant to this Section 6.06, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Collateral Trustee’s security interest in the Collateral.

Section 6.07                             Reserved.

Section 6.08                             Reserved.

Section 6.09                             Pledged Securities.

(a)                                 If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Trustee and the other Secured Parties, hold the same in trust for the Collateral Trustee and the other Secured Parties and deliver the same forthwith to the Collateral Trustee in the exact form received, duly indorsed by such Grantor to the Collateral Trustee, if required, together with an undated stock power or other equivalent instrument of transfer, if applicable, acceptable to the Collateral Trustee covering such certificate or instrument duly executed in blank by such Grantor and with, if the Collateral Trustee so requests, signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)                                 Subject in each case to the Intercreditor Agreement, without the prior written consent of the Collateral Trustee or as expressly permitted by the Indenture, such Grantor will not (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any stock or other Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any stock or other Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien except for Permitted Liens or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Trustee to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 6.09(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.01(c) and Section 7.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) or Section 7.05 with respect to the Pledged Securities issued by it.

(d)                                 Subject to the terms of the Intercreditor Agreement, such Grantor shall furnish to the Collateral Trustee such stock powers and other equivalent instruments of transfer, if applicable, as may be required by the Collateral Trustee to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Collateral Trustee.

(e)                                  The Pledged Securities will at all times constitute not less than 100% of the capital stock or other Equity Interests of the Issuer thereof owned by any Grantor.  Each Grantor will not permit any Issuer of any of the Pledged Securities to issue any new shares (or other interests) of any class of capital stock or other Equity Interests of such Issuer without the prior written consent of the Collateral Trustee or as expressly permitted by the Indenture.

(f)                                   Each Pledgor shall not agree to any amendment of a partnership agreement, LLC agreement or other organic document relating to any Pledged Security that in any way adversely affects the perfection of the security interest of the Collateral Trustee in the Pledged Securities, including any amendment electing to treat the membership interest or partnership interest of such Pledgor as a security under Section 8-103 of the NY UCC.  In the event of a foreclosure or a taking of Pledged Securities consisting of partnership interests or LLC interests in lieu of foreclosure pursuant to any Security Document executed in connection with the Indenture, the Collateral Trustee or its assignee or transferee, at any of their option, will, without any further action or consent, become a member or partner upon the exercise of such option by the Collateral Trustee, its assignee or transferee, having all of the rights, powers and privileges of a member or partner with respect to such Equity Interest, including, without limitation, the right to participate in the management of the business, to vote such Equity Interest and to receive distributions hereunder.

Section 6.10                             Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts.  Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible in any manner which could reasonably be expected to materially adversely affect the value of such Chattel Paper, Instrument, Payment Intangible or Account as Collateral, or (ii) fail to exercise promptly and diligently each and every material right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible (other than any right of termination).  Such Grantor shall deliver to the Collateral Trustee a copy of each material demand, notice or document received by it relating in any way to any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible.

Section 6.11                             Reserved.

Section 6.12                             Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, such Instrument or Tangible Chattel Paper shall be immediately delivered to the Collateral Trustee (or to the Priority Lien Collateral Agent pursuant to the terms of the Intercreditor Agreement), duly endorsed in a manner satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement.

Section 6.13                             Reserved.

Section 6.14                             Commercial Tort Claims.  If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify the Collateral Trustee in a writing signed by such Grantor containing a brief description thereof, and granting to the Collateral Trustee in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Trustee.  The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements:  (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $1,000,000, and either (ii) (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim.  In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of the Collateral Trustee, the relevant Grantor shall, within thirty (30) days after such request is made, transmit to the Collateral Trustee a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Collateral Trustee in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Trustee.

ARTICLE VII
REMEDIAL PROVISIONS

Section 7.01                             Pledged Securities.

(a)                                 Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have given notice to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 7.01(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Indenture, and to exercise all voting and corporate rights with respect to the Pledged Securities.

(b)                                 If an Event of Default shall occur and be continuing, then at any time in the Collateral Trustee’s discretion without notice but in each case subject to the terms of the Intercreditor Agreement, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in accordance with the Collateral Trust Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of the Intercreditor Agreement and this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly prohibited by the Intercreditor Agreement, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Trustee.

(d)                                 After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall, subject to the Intercreditor Agreement, thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Trustee shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.02                             Collections on Accounts, Etc.  The Collateral Trustee hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Collateral Trustee’s direction and control, and the Collateral Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Upon the request of the Collateral Trustee at any time after the occurrence and during the continuance of an Event of Default but subject to the terms of the Intercreditor Agreement, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Collateral Trustee for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Trustee.  The Collateral Trustee may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 7.03                             Proceeds.  If required by the Collateral Trustee at any time after the occurrence and during the continuance of an Event of Default but subject to the terms of the Intercreditor Agreement, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in a special collateral account maintained by the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Collateral Trustee for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Collateral Trustee (or by any Grantor in trust for the Collateral Trustee for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by each Grantor and the Collateral Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Trustee’s election, the Collateral Trustee shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in such order as the Collateral Trustee may elect, and any part of such funds which the Collateral Trustee elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Trustee to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.04                             NY UCC and Other Remedies.

(a)                                 If an Event of Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Note Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the NY UCC (whether the NY UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Trustee or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Collateral Trustee’s request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Collateral Trustee either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Collateral Trustee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with the Collateral Trust Agreement, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615 of the NY UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 In the event that the Collateral Trustee elects not to sell the Collateral, the Collateral Trustee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Collateral Trustee may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.05                             Private Sales of Pledged Securities.  Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.05 will cause irreparable injury to the Collateral Trustee and the other Secured Parties, that the Collateral Trustee and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 7.06                             Waiver; Deficiency.  Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the NY UCC or any other applicable law.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any other Secured Party to collect such deficiency.

Section 7.07                             Non-Judicial Enforcement.  The Collateral Trustee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Trustee to enforce its rights by judicial process.

ARTICLE VIII
THE COLLATERAL TRUSTEE

Section 8.01                             Collateral Trustee’s Appointment as Attorney-in-Fact, Etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following subject to the terms of the Intercreditor Agreement:

(i)                                     unless being disputed, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefore and the costs thereof;

(ii)                                  execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)                               (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.02                             Duty of Collateral Trustee.  The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Collateral Trustee, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Collateral Trustee’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers.  The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, the Collateral Trustee shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Trustee or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Trustee or any other Secured Party now has or may hereafter have against each Subsidiary Grantor, any Grantor or other Person.

Section 8.03                             Execution of Financing Statements.  Pursuant to the NY UCC and any other applicable law, each Grantor authorizes the Collateral Trustee, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement.  Additionally, each Grantor authorizes the Collateral Trustee, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.04                             Authority of Collateral Trustee.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX
SUBORDINATION OF INDEBTEDNESS

Section 9.01                             Subordination of All Grantor Claims.  As used herein, the term “Grantor Claims” means all debts and obligations of the Company or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 9.02                             Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Collateral Trustee on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims.  Each Grantor hereby assigns such dividends and payments to the Collateral Trustee for the benefit of the Secured Parties for application against the Secured Obligations as provided under the Collateral Trust Agreement.  Should any Agent or Secured

Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon payment in full of the Secured Obligations, the intended recipient shall become subrogated to the rights of the Collateral Trustee and the other Secured Parties to the extent that such payments to the Collateral Trustee and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Collateral Trustee and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 9.03                             Payments Held in Trust.  In the event that notwithstanding Section 9.01 and Section 9.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Trustee and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Collateral Trustee, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Trustee.

Section 9.04                             Liens Subordinate.  Each Grantor agrees that, until the Secured Obligations are paid in full, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Trustee or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Collateral Trustee, no Grantor, during the period in which any of the Secured Obligations are outstanding, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.05                             Notation of Records.  Upon the request of the Collateral Trustee, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01                      Waiver.  No failure on the part of the Collateral Trustee or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Note Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Note Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Collateral Trustee of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.02                      Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 11.2 of the Indenture; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on Schedule 1.

Section 10.03                      Payment of Expenses, Indemnities, Etc.

(a)                                 Each Grantor agrees to pay or promptly reimburse the Collateral Trustee and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Collateral Trustee or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) otherwise enforcing or preserving any rights under this Agreement and the other Note Documents to which such Grantor is a party.

(b)                                 Each Grantor agrees to pay, and to save the Collateral Trustee and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement, to the extent the Company would be required to do so pursuant to Sections 7.7 or 10.1 of the Indenture.  All amounts for which any Grantor is liable pursuant to this Section 10.03 shall be due and payable by such Grantor to the Secured Parties upon demand.

Section 10.04                      Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Collateral Trust Agreement.

Section 10.05                      Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their successors and assigns; provided that except as set forth in the Indenture, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

Section 10.06                      Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any of the Note Documents to which a Grantor is a party shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Note Document.

Section 10.07                      Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.08                      Survival.  The obligations of the parties under Section 10.03 shall survive the repayment of the Notes and the termination of the Indenture.  To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Trustee’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect.  In such event, each Security Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Collateral Trustee and the other Secured Parties to effect such reinstatement.

Section 10.09                      Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10                      No Oral Agreements.  The Note Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  The Note Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.11                      Governing Law; Submission to Jurisdiction.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

(b)                                 Any legal action or proceeding with respect to this Agreement or any other Note Documents to which a Grantor is a party shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and each of the Collateral Trustee and the Grantors hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the Collateral Trustee and the Grantors hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  This submission to jurisdiction is non-exclusive and does not preclude the Collateral Trustee from obtaining jurisdiction over such Grantor in any court otherwise having jurisdiction.

(c)                                  Each of the Collateral Trustee and the Grantors irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Person at the address specified on Schedule 1 of this Agreement or in the Indenture, as applicable, such service to become effective thirty (30) days after such mailing.  Nothing herein shall affect the right of the Collateral Trustee or any holder of a Note or Grantor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against such Grantor in any other jurisdiction.

(d)                                 Each Grantor hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any other Note Document and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement, the Note Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 10.11.

Section 10.12                      Acknowledgments.  Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)                                 neither the Collateral Trustee nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.

(d)                                 each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Documents; and has received the advice of its attorney in entering into this Agreement and the

Security Documents; and that it recognizes that certain of the terms of this Agreement and the Security Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(e)                                  each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Company, any other Grantor, the Secured Parties or any other Person or against any collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.13                      Additional Grantors.  Each Subsidiary of the Company that becomes a Guarantor under the Indenture and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 10.14                      Set-Off.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Collateral Trustee), at its option, to offset balances held by it or by any of its Affiliates for account of any Grantor or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Secured Obligations owed to such Secured Party, or any other amount due and payable to such Secured Party hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Company and the Collateral Trustee thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 10.15                      Releases.

(a)                                 Release upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Collateral Trustee has (i) retransferred and delivered all Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon the complete payment of the Secured Obligations, the termination of the Indenture and the compliance by the Grantors with all covenants and agreements hereof, the Collateral Trustee, at the written request and expense of the Company, will promptly release, reassign and transfer the Collateral to the Grantors and declare this Agreement to be of no further force or effect.

(b)                                 Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture or to the extent that such Collateral is permitted to be released pursuant to the terms of the Indenture and the Collateral Trust Agreement, then the Collateral Trustee, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the capital stock of such Grantor.  At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture; provided that the Company shall have delivered to the Collateral Trustee, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Indenture and the other Note Documents.

(c)                                  Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the NY UCC, no action taken or omission to act by the Collateral Trustee or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Collateral Trustee and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.15(a).

Section 10.16                      Reinstatement.  The obligations of each Grantor under this Agreement (including, without limitation, with respect to the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.17                      Acceptance.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Trustee and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Trustee.

Section 10.18                      Intercreditor Agreement Controls.

(a)                                 Each Secured Party, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Secured Party.

(b)                                 Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

(c)                                  Without limiting the foregoing, at any time prior to the Discharge of Priority Lien Obligations (as defined in the Intercreditor Agreement), any provision hereof requiring any Grantor to deliver possession of any Collateral to the Collateral Trustee, or to cause the Collateral Trustee to control any Collateral, shall be deemed to have been complied with, if and for so long as (i) the Intercreditor Agreement is in full force and effect and (ii) the Priority Lien Collateral Agent shall have such possession or control for the benefit of the Secured Parties and as bailee or sub-agent of the Collateral Trustee as provided in the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Security Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	HALCÓN RESOURCES CORPORATION

	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GRANTORS:	HALCÓN ENERGY PROPERTIES, INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN HOLDINGS, INC.
HALCÓN OPERATING CO., INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN LOUISIANA OPERATING, L.P.
By: HALCÓN GULF STATES, LLC,
its General Partner
HALCÓN GULF STATES, LLC
HRC ENERGY LOUISIANA, LLC
HRC ENERGY, LLC
HRC OPERATING, LLC
HRC ENERGY RESOURCES (WV), INC.
HALCÓN ENERGY HOLDINGS, LLC
HALCÓN WILLISTON I, LLC
HALCÓN WILLISTON II, LLC
HRC PRODUCTION COMPANY
HK OIL & GAS, LLC
HK ENERGY OPERATING, LLC
HK LOUISIANA OPERATING, LLC
HK ENERGY, LLC
HK RESOURCES, LLC
THE 7711 CORPORATION

By:	/s/ Mark J. Mize
Name:	Mark J. Mize
Title:	Executive Vice President, Chief Financial Officer and Treasurer, for and on behalf of each of the foregoing Subsidiary Guarantors

SIGNATURE PAGE
SECOND LIEN SECURITY AGREEMENT

Acknowledged and Agreed to as of the date hereof by:

COLLATERAL TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea
	Title:	Vice President

SIGNATURE PAGE
SECOND LIEN SECURITY AGREEMENT

Schedule 1

NOTICE ADDRESSES OF GRANTORS

Halcón Resources Corporation

Halcón Energy Holdings, LLC

Halcón Energy Properties, Inc.

Halcón Field Services, LLC

Halcón Gulf States, LLC

Halcón Holdings, Inc.

Halcón Louisiana Operating, L.P.

Halcón Operating Co., Inc.

Halcón Resources Operating, Inc.

Halcón Williston I, LLC

Halcón Williston II, LLC

HK Energy, LLC

HK Energy Operating, LLC

HK Louisiana Operating, LLC

HK Oil & Gas, LLC

HK Resources, LLC

HRC Energy, LLC

HRC Energy Louisiana, LLC

HRC Energy Resources (WV), Inc.

HRC Operating, LLC

HRC Production Company

The 7711 Corporation

Notice Address:	1000 Louisiana St., Suite 6700
Houston, TX 77002
Attn: Mark J. Mize
Phone: 832-538-0303
Fax: 832-538-0220

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Owner	Issuer	Class of Stock or other Equity Interest	No. of Shares	Certificate No.
Halcón Resources Corporation	Halcón Energy Holdings, LLC	LLC Membership Interest	100%	n/a
Halcón Holdings, Inc.	Halcón Energy Properties, Inc.	Common Stock	1,000	1
Halcón Holdings, Inc.	Halcón Field Services, LLC	LLC Membership Interest	100%	n/a
Halcón Holdings, Inc.	Halcón Gulf States, LLC	LLC Membership Interest	100%	n/a
Halcón Resources Corporation	Halcón Holdings, Inc.	Common Stock	1,000	1
Halcón Gulf States, LLC	Halcón Louisiana Operating, L.P.	General Partnership Interest	1%	n/a
Halcón Operating Co., Inc.	Halcón Louisiana Operating, L.P.	Limited Partnership Interest	99%	n/a
Halcón Energy Properties, Inc.	Halcón Operating Co., Inc.	Common Stock	1,000	1
Halcón Resources Corporation	Halcón Resources Operating, Inc.	Common Stock	1,000	1
Halcón Energy Properties, Inc.	Halcón Williston I, LLC	LLC Membership Interest	100%	n/a
Halcón Energy Properties, Inc.	Halcón Williston II, LLC	LLC Membership Interest	100%	n/a
Halcón Energy Holdings, LLC	HK Energy, LLC	LLC Membership Interest	100%	n/a
HK Energy, LLC	HK Energy Operating, LLC	LLC Membership Interest	100%	n/a
HK Energy, LLC	HK Louisiana Operating, LLC	LLC Membership Interest	100%	n/a
HK Energy, LLC	HK Oil & Gas, LLC	LLC Membership Interest	100%	n/a
Halcón Holdings, Inc.	HK Resources, LLC	LLC Membership Interest	100%	n/a
Halcón Energy Holdings, LLC	HRC Energy, LLC	LLC Membership Interest	100%	n/a
Halcón Resources Operating, Inc.	HRC Energy Louisiana, LLC	LLC Membership Interest	100%	n/a
Halcón Resources Operating, Inc.	HRC Energy Resources (WV), Inc.	Common Stock	1,000	1
Halcón Energy Holdings, LLC	HRC Operating, LLC	LLC Membership Interest	100%	n/a
Halcón Resources Operating, Inc.	HRC Production Company	Common Stock	1,000	1
HK Resources, LLC	The 7711 Corporation	Common Stock	1,000	7

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

1.                                      Financing Statements in respect of the Second Lien Security Agreement dated as of May 1, 2015 by the Company, the Restricted Subsidiaries party thereto as Subsidiary Grantors, in favor of the Collateral Trustee for the following entities:

(a)                                 Company (Delaware)

(b)                                 Halcón Energy Holdings, LLC (Delaware)

(c)                                  Halcón Energy Properties, Inc. (Delaware)

(d)                                 Halcón Field Services, LLC (Delaware)

(e)                                  Halcón Gulf States, LLC (Oklahoma)

(f)                                   Halcón Holdings, Inc. (Delaware)

(g)                                  Halcón Louisiana Operating, L.P. (Delaware)

(h)                                 Halcón Operating Co., Inc. (Texas)

(i)                                     Halcón Resources Operating, Inc. (Delaware)

(j)                                    Halcón Williston I, LLC (Texas)

(k)                                 Halcón Williston II, LLC (Texas)

(l)                                     HK Energy, LLC (Texas)

(m)                             HK Energy Operating, LLC (Texas)

(n)                                 HK Louisiana Operating, LLC (Texas)

(o)                                 HK Oil & Gas, LLC (Texas)

(p)                                 HK Resources, LLC (Delaware)

(q)                                 HRC Energy, LLC (Colorado)

(r)                                    HRC Energy Louisiana, LLC (Delaware)

(s)                                   HRC Energy Resources (WV), Inc. (Delaware)

(t)                                    HRC Operating, LLC (Colorado)

(u)                                 HRC Production Company (Texas)

(v)                                 The 7711 Corporation (Texas)

Schedule 3 - 1

Schedule 4

CORRECT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYER IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

Halcón Resources Corporation, a Delaware corporation

Organizational Identification Number:                                                                                3761452

Taxpayer Identification Number:                                                                                                           20-0700684

Halcón Energy Holdings, LLC, a Delaware limited liability company

Organizational Identification Number:                                                                                5137784

Taxpayer Identification Number:                                                                                                           80-0840538

Halcón Energy Properties, Inc., a Delaware corporation

Organizational Identification Number:                                                                                3643530

Taxpayer Identification Number:                                                                                                           02-0685292

Halcón Field Services, LLC, a Delaware limited liability company

Organizational Identification Number:                                                                                5142987

Taxpayer Identification Number:                                                                                                           45-5240280

Halcón Gulf States, LLC, a Oklahoma limited liability company

Organizational Identification Number:                                                                                3500587288

Taxpayer Identification Number:                                                                                                           73-1522976

Halcón Holdings, Inc., a Delaware corporation

Organizational Identification Number:                                                                                2139048

Taxpayer Identification Number:                                                                                                           52-1535102

Halcón Louisiana Operating, L.P., a Delaware limited partnership

Organizational Identification Number:                                                                                5155725

Taxpayer Identification Number:                                                                                                           45-5409727

Halcón Operating Co., Inc., a Texas corporation

Organizational Identification Number:                                                                                157984000

Taxpayer Identification Number:                                                                                                           75-2883588

Halcón Resources Operating, Inc., a Delaware corporation

Organizational Identification Number:                                                                                3823574

Taxpayer Identification Number:                                                                                                           03-0544856

Halcón Williston I, LLC, a Texas limited liability company

Organizational Identification Number:                                                                                801690854

Taxpayer Identification Number:                                                                                                           80-0869550

Halcón Williston II, LLC, a Texas limited liability company

Organizational Identification Number:                                                                                801690872

Taxpayer Identification Number:                                                                                                           46-1459676

Schedule 4 - 1

HK Energy, LLC, a Texas limited liability company

Organizational Identification Number:                                                                                800707128

Taxpayer Identification Number:                                                                                                           26-0418956

HK Energy Operating, LLC, a Texas limited liability company

Organizational Identification Number:                                                                                800387104

Taxpayer Identification Number:                                                                                                           35-2238107

HK Louisiana Operating, LLC, a Texas limited liability company

Organizational Identification Number:                                                                                800697019

Taxpayer Identification Number:                                                                                                           42-1654549

HK Oil & Gas, LLC, a Texas limited liability company

Organizational Identification Number:                                                                                800756317

Taxpayer Identification Number:                                                                                                           32-0190502

HK Resources, LLC, a Delaware limited liability company

Organizational Identification Number:                                                                                5448363

Taxpayer Identification Number:                                                                                                           46-4369194

HRC Energy, LLC, a Colorado limited liability company

Organizational Identification Number:                                                                                20061374654

Taxpayer Identification Number:                                                                                                           20-8875010

HRC Energy Louisiana, LLC, a Delaware limited liability company

Organizational Identification Number:                                                                                3823142

Taxpayer Identification Number:                                                                                                           84-1651433

HRC Energy Resources (WV), Inc., a Delaware corporation

Organizational Identification Number:                                                                                3990621

Taxpayer Identification Number:                                                                                                           84-1682713

HRC Operating, LLC, a Colorado limited liability company

Organizational Identification Number:                                                                                20071117034

Taxpayer Identification Number:                                                                                                           20-8875129

HRC Production Company, a Texas corporation

Organizational Identification Number:                                                                                0073647200

Taxpayer Identification Number:                                                                                                           74-2353501

The 7711 Corporation, a Texas corporation

Organizational Identification Number:                                                                                140061700

Taxpayer Identification Number:                                                                                                           74-2784003

Chief Executive Office of each Grantor:                                                                       1000 Louisiana Street, Suite 6700
Houston, TX 77002

Schedule 4 - 2

Schedule 5

PRIOR AND/OR TRADE NAMES AND PRIOR CHIEF EXECUTIVE OFFICE

1.                                      Halcón Resources Corporation
Prior Name:                                                                                                                                                                   RAM Energy Resources, Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

2.                                      Halcón Energy Holdings, LLC
Prior Names:                                                                                                                                                              Halcón Geo Holdings, LLC
                                                                                                                                                                                                                                    Leopard Sub II, LLC

3.                                      Halcón Energy Properties, Inc.
Prior Name:                                                                                                                                                                   RWG Energy, Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

4.                                      Halcón Field Services, LLC
Trade Name:                                                                                                                                                            Hawk Clean Fuels

5.                                     Halcón Gulf States, LLC
Prior Names:                                                                                                                                                              HLP Gulf States, LLC
                                                                                                                                                                                                                                    RLP Gulf States, L.L.C.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

6.                                      Halcón Holdings, Inc.
Prior Names:                                                                                                                                                              RAM Energy, Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

7.                                      Halcón Louisiana Operating, L.P.
Prior Name:                                                                                                                                                                   None.

8.                                      Halcón Operating Co., Inc.
Prior Name:                                                                                                                                                                   WG Operating, Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

9.                                      Halcón Resources Operating, Inc.
Prior Names:                                                                                                                                                              RAM Operating Company, Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

10.                               Halcón Williston I, LLC
Prior Names:                                                                                                                                                              None.

11.                               Halcón Williston II, LLC
Prior Names:                                                                                                                                                              None.

12.                               HK Energy, LLC
Prior Names:                                                                                                                                                              Southern Bay Energy, LLC
Prior Chief Executive Office:                                                                        110 Cypress Station Dr., Ste. 220 Houston, TX 77090

13.                               HK Energy Operating, LLC
Prior Names:                                                                                                                                                              Southern Bay Operating, L.L.C.
Prior Chief Executive Office:                                                                        110 Cypress Station Dr., Ste. 220 Houston, TX 77090

14.                               HK Louisiana Operating, LLC
Prior Names:                                                                                                                                                              Southern Bay Louisiana, LLC
Prior Chief Executive Office:                                                                        110 Cypress Station Dr., Ste. 220 Houston, TX 77090

Schedule 5 -1

15.                               HK Oil & Gas, LLC
Prior Names:                                                                                                                                                              Catena Oil & Gas, LLC
Prior Chief Executive Office:                                                                        110 Cypress Station Dr., Ste. 220 Houston, TX 77090

16.                               HK Resources, LLC
Prior Names:                                                                                                                                                              None.

17.                               HRC Energy, LLC
Prior Names:                                                                                                                                                              G3 Energy, LLC
Prior Chief Executive Office:                                                                        110 Cypress Station Dr., Ste. 220 Houston, TX 77090

18.                               HRC Energy Louisiana, LLC
Prior Names:                                                                                                                                                              RAM Energy Louisiana, LLC
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

19.                               HRC Energy Resources (WV), Inc.
Prior Names:                                                                                                                                                              RAM Energy Resources (WV), Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

20.                               HRC Operating, LLC
Prior Names:                                                                                                                                                              G3 Operating, LLC
Trade Name:                                                                                                                                                            Halcón Williston Operating, LLC

21.                               HRC Production Company
Prior Names:                                                                                                                                                              Pontotoc Production Company, Inc.
Prior Chief Executive Office:                                                                        5100 East Skelly Dr., Ste. 650, Tulsa, OK 74135

22.                               The 7711 Corporation
Prior Names:                                                                                                                                                              None.
Prior Chief Executive Office:                                                                        P.O. Box BJ, College Station, TX 77841

Schedule 5 -2

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Lien Security Agreement dated as of May 1, 2015 (the “Agreement”), made by the Grantors parties thereto for the benefit of U.S. Bank National Association, as Collateral Trustee.  The undersigned agrees for the benefit of the Collateral Trustee and the Secured Parties as follows:

1.                                      The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                      The terms of Sections 7.01(c) and 7.03 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.01(c) or 7.03 of the Agreement.

[NAME OF ISSUER]

By:
Title:

Address for Notices:

Fax:

*This consent is necessary only with respect to any Issuer which is not also a Grantor.  This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Acknowledgement and Consent

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [                        ], 201[    ], made by                                                             , a [                                        ] duly formed and existing under the laws of the state of [                ] (the “Additional Grantor”), in favor of U.S. Bank National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties (as defined in the Second Lien Security Agreement referred to below.  All capitalized terms not defined herein shall have the meaning assigned to them in such Indenture.

W I T N E S S E T H:

WHEREAS, Halcón Resources Corporation (the “Company”), the guarantors party thereto from time to time and U.S. Bank National Association, as the Trustee (as defined therein), have entered into an Indenture, dated as of May 1, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Company and certain of its Subsidiaries have entered into the Second Lien Security Agreement, dated as of May 1, 2015 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) in favor of the Collateral Trustee for the benefit of the Secured Parties (as defined therein);

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Second Lien Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Second Lien Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Second Lien Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 10.13 of the Second Lien Security Agreement, hereby becomes a party to the Second Lien Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all Collateral owned by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 5 to the Second Lien Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Second Lien Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex I - 1

2.                                      Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex I - 2